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                                                                   Exhibit 14(b)

                                POWER OF ATTORNEY

     The undersigned Directors/Trustees and officers of each of the registered investment companies listed below hereby authorize Terry K. Glenn, Donald C. Burke and Joseph T. Monagle, Jr., or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated any Registration Statement or amendment thereto (including post-effective amendments) for each of the following registered investment companies and to file the same, with all exhibits thereto, with the Securities and Exchange Commission: CBA Money Fund, CMA Government Securities Fund, CMA Money Fund, CMA Tax-Exempt Fund, CMA Treasury Fund, CMA Multi-State Municipal Series Trust, Dept Strategies Strategies Fund II, Inc., Debt Strategies Fund III, Inc., Merrill Lynch Corporate Bond Fund, Inc., Merrill Lynch Corporate High Yield Fund, Inc., Merrill Lynch Global Utility Fund, Inc., Merrill Lynch High Income Municipal Bond Fund, Inc., Merrill Lynch Municipal Bond Fund, Inc., Merrill Lynch Municipal Intermediate Term Fund of Merrill Lynch Municipal Series Trust, Merrill Lynch Strategic Dividend Fund, Merrill Lynch Municipal Strategy Fund, Inc., Merrill Lynch Senior Floating Rate Fund, Inc., Merrill Lynch Senior Floating Rate Fund II, Inc., Merrill Lynch Utility Income Fund, Inc., MuniHoldings Fund, Inc., MuniHoldings Fund II, Inc., MuniHoldings Insured Fund, Inc., MuniHoldings California Insured Fund, Inc., MuniHoldings California Insured Fund III, Inc., MuniHoldings California Insured Fund IV, Inc., MuniHoldings Florida Insured Fund, MuniHoldings Florida Insured Fund II, MuniHoldings Florida Insured Fund IV, MuniHoldings New Jersey Insured Fund, Inc., MuniHoldings New Jersey Insured Fund II, Inc., MuniHoldings New Jersey Insured Fund III, Inc., MuniHoldings New York Insured Fund, Inc., MuniVest Fund, Inc., MuniVest Fund II, Inc., Senior High Income Portfolio, Inc., The Corporate Fund Accumulation Program, Inc., and The Municipal Fund Accumulation Program Inc.

Dated: March 30, 1999

/s/ Terry K. Glenn                           /s/ Kevin A. Ryan
-------------------------------              -----------------------------
     Terry K. Glenn                                  Kevin A. Ryan
(President/Principal Executive                    (Director/Trustee)
   Officer/Director/Trustee)


/s/ Ronald W. Forbes                         /s/ Richard R. West
-------------------------------              -----------------------------
      Ronald W. Forbes                              Richard R. West
     (Director/Trustee)                           (Director/Trustee)

/s/ Cynthia A. Montgomery                    /s/ Arthur Zeikel
-------------------------------              -----------------------------
    Cynthia A. Montgomery                            Arthur Zeikel
     (Director/Trustee)                           (Director/Trustee)


/s/ Charles C. Reilly                        /s/ Donald C. Burke
-------------------------------              -----------------------------
     Charles C. Reilly                              Donald C. Burke
     (Director/Trustee)                        (Vice President/Treasurer/
                                              Principal Financial Officer)